EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement No 333-4937 of Kinark Corporation on Form S-3 of our report dated February 27, 1996, except as to the second paragraph of the Long-Term Debt footnote, for which the date is April 1, 1996, (which expresses an unqualified opinion and includes explanatory paragraphs discussing Kinark Corporation's change in accounting for income taxes and the acquisition of Rogers Galvanizing Company and the related private placement financing) appearing in the Annual Report on Form 10-K of Kinark Corporation for the year ended December 31, 1995, as amended, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                        /s/ Deloitte & Touche LLP
                                        Deloitte & Touche LLP
                                        Tulsa, Oklahoma
                                        July 30, 1996